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                                             (Commission File Number): 001-09319

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            -------------------------

         Date of Report (Date of earliest event reported) : May 27, 1998


          PATRIOT AMERICAN HOSPITALITY, INC.                            WYNDHAM INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)    (Exact Name of Registrant as Specified in its Charter)
                       DELAWARE                                                  DELAWARE
           (State or Other Jurisdiction of                           (State or Other Jurisdiction of
            Incorporation or Organization)                            Incorporation or Organization)
                      94-0358820                                                94-2878485
         (I.R.S. Employer Identification No.)                      (I.R.S. Employer Identification No.)
                 1950 Stemmons Freeway                                     1950 Stemmons Freeway
                      Suite 6001                                                Suite 6001
                  Dallas, Texas 75207                                       Dallas, Texas 75207
                    (214) 863-1000                                            (214) 863-1000
      (Address, Including Zip Code, and Telephone               (Address, Including Zip Code, and Telephone
            Number, Including Area Code, of                           Number, Including Area Code, of
       Registrant's Principal Executive Offices)                 Registrant's Principal Executive Offices)

            ------------------------------                            ------------------------------

                   PAUL A. NUSSBAUM                                          JAMES D. CARREKER
   Chairman of the Board and Chief Executive Officer         Chairman of the Board and Chief Executive Officer
          Patriot American Hospitality, Inc.                            Wyndham International, Inc.
                 1950 Stemmons Freeway                                     1950 Stemmons Freeway
                      Suite 6001                                                Suite 6001
                  Dallas, Texas 75207                                       Dallas, Texas 75207
                  (214) 862-1000                                              (214) 863-1000
        (Name, Address, Including Zip Code, and                   (Name, Address, Including Zip Code, and
       Telephone Number, Including Area Code and                  Telephone Number, Including Area Code,
                 of Agent for Service)                                     of Agent for Service)

                            -------------------------

                                   copies to:

                             GILBERT G. MENNA, P.C.
                            KATHRYN I. MURTAGH, ESQ.
                          Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                            -------------------------


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Item 5.  Other Events.

Background

         On December 2, 1997 Patriot American Hospitality, Inc. ("Patriot") and Wyndham International, Inc. ("Wyndham", and, together with Patriot and their affiliates, the "Patriot Companies") signed an Agreement and Plan of Merger with Interstate Hotels Company ("Interstate"), pursuant to which Interstate will merge with and into Patriot, with Patriot being the surviving company (the "Interstate Merger"). Prior to entering into the Agreement and Plan of Merger, Patriot signed a non-binding letter of intent with Marriott International, Inc. ("Marriott") under which Marriott would consent to the Interstate Merger pursuant to an arrangement allowing Patriot to convert ten Marriott-branded hotels to the Wyndham brand in return for the execution by Patriot of ten management contracts with Marriott for Interstate-owned hotels to be acquired by Patriot. However, Marriott and the Patriot Companies were unable to reach a definitive agreement as contemplated by the letter of intent. Marriott subsequently filed suit against Interstate in United States District Court for the District of Maryland (the "Maryland District Court") in March 1998 seeking to block the merger. Patriot was subsequently joined as a party to this litigation and counter-sued Marriott in the state court of Texas. The U.S. Court of Appeals for the Fourth Circuit preliminarily enjoined the Interstate Merger pending trial on the merits of Marriott's claims.

The Settlement Agreement

         On May 27, 1998, Marriott, Interstate, Patriot and Wyndham issued a press release, which is filed herewith as Exhibit 99.1, announcing the execution of a definitive settlement agreement (the "Settlement Agreement"). In conjunction with the execution of the Settlement Agreement, the Maryland District Court lifted the injunction prohibiting the Interstate Merger and stayed all litigation among the Patriot Companies, Interstate and Marriott while retaining jurisdiction over the matter to enforce the parties' respective obligations under the Settlement Agreement. The key features of the Settlement Agreement are (i) the re-branding of ten Marriott hotels under the Wyndham name,
(ii) the assumption by Marriott of the management of ten Marriott hotels currently managed by Interstate, and (iii) the divestiture by the Patriot Companies within 180 days following June 2, 1998 (subject to extension upon payment of certain fees by the Patriot Companies, as described below) of Interstate's existing third-party management business. The principal provisions of the Settlement Agreement are summarized below.

         Exchange of Franchise and Management Agreements

         The Settlement Agreement provides for the termination of franchise agreements with respect to ten Marriott-branded hotels currently owned by Interstate and the conversion of such hotels to the Wyndham brand (the "Converted Hotels"). In return, the Patriot Companies will allow Marriott to assume management of ten other Marriott-branded hotels currently owned by Interstate for the term of the underlying franchise agreements (the "Submanaged Hotels"). It


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is intended that the economic terms of this exchange effectively offset the lost franchise fees that would have been earned by Marriott if the franchise agreements on the Converted Hotels were maintained. The exchange of franchise agreements and new management agreements will be completed over a period of approximately 16 months and is subject to obtaining certain third-party consents. The Interstate third-party management Company to be divested by the Patriot Companies following the Interstate Merger ("NewCo") will form a subsidiary to enter into primary management agreements to provide Wyndham with management services with respect to the Submanaged Hotels. The NewCo subsidiary will in turn enter into submanagement agreements with Marriott for Marriott to provide such services on its behalf. Following the Interstate Merger, approximately 92% of the outstanding shares of NewCo will be distributed by Patriot to the then shareholders of the Patriot Companies, as described below.

         The Settlement Agreement precludes Patriot from selling seven of the Submanaged Hotels prior to the fifth anniversary of the Interstate Merger without the consent of Marriott. Three other Submanaged Hotels are not subject to such five-year restriction; the Harrisburg Marriott and the Atlanta Marriott which can be sold at any time to an approved Marriott operator, so long as the Marriott franchise is retained, and the Houston Marriott which can be sold at any time with or without the Marriott franchise being retained. After the fifth anniversary of the Interstate Merger and until the expiration of the applicable Marriott franchise agreements, Patriot may sell the Submanaged Hotels subject to certain restrictions and to a right of first refusal granted to Marriott to purchase the Submanaged Hotels at the offer price received by Patriot from a third party.

         Continuation of Management of Certain Interstate Hotels

         The Settlement Agreement provides that the current agreements with respect to six additional Marriott-branded hotels, four of which are managed by Interstate, one of which is managed by Wyndham and one of which is managed by Marriott, (the "Status Quo Hotels") will remain in place. Consequently, the five Status Quo Hotels managed by Interstate or Wyndham will be managed by the subsidiary of NewCo which will be the successor by merger to Interstate's current management company and the other Status Quo Hotel will continue to be managed by Marriott. Conditioned upon receiving consent from partners having an ownership interest in the Status Quo Hotels (which consent shall be sought on a reasonable best efforts basis), Patriot will be subject to sale restrictions and rights of first refusal in favor of Marriott with respect to the Status Quo Hotels, except for the Troy Marriott and the Tyson's Corner Marriott.

         Termination of Management Agreements for the Submanaged Hotels

         Pursuant to the Settlement Agreement, Marriott's submanagement agreements with respect to the Submanaged Hotels may not be terminated prior to the expiration of respective terms unless upon an occurrence of (i) a territorial infringement (as defined in the applicable submanagement agreement) by Marriott, (ii) a default by Marriott, or (iii) the failure to meet a performance test based on revenue per available room (the "Revenue Index Threshold") and


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operating profit (the "Operating Profit Threshold"). A failure of the performance test will occur if a hotel managed by Marriott fails to meet the Revenue Index Threshold and the Operating Profit Threshold in two out of any three years. In the event that a Marriott submanagement agreement is terminated by NewCo or its subsidiary due to a Marriott default or a failure of the performance test, Marriott will nonetheless be entitled to a termination fee. Upon termination of a Marriott submanagement agreement, the underlying Marriott franchise agreement remains in effect unless it otherwise terminates or expires on its own terms.

Formation of NewCo

         Formation and Structure

         The Settlement Agreement requires Patriot to spin-off 92% of the common stock of a subsidiary of the Patriot Companies, following the Interstate Merger, which would operate Interstate's existing third-party management business (the "Spin-Off"). The Spin-Off will be accomplished through the formation of a new entity, NewCo, 92% of the shares of the common stock of which will be distributed to the Patriot Companies' shareholders, 4% of the shares of common stock of which will be owned collectively by Patriot and Wyndham, and 4% of the shares of the common stock of which will be purchased by Marriott. Due to issues relating to legislation recently proposed affecting paired-share real estate investment trusts ("REITs"), unitholders in Patriot's operating partnership will receive cash in lieu of NewCo shares in connection with the Spin-Off. In addition, holders of Patriot unpaired preferred stock will receive cash in lieu of NewCo shares in an effort to accommodate Marriott's desire that Patriot insiders own less than 9.9% of NewCo's outstanding common stock. See the discussion below under "The Voting Agreement."

         NewCo will have two principal subsidiaries. The first subsidiary, Interstate Hotels, LLC, will continue Interstate's current third-party management operations, and its business will be limited to servicing existing Interstate management contracts and renewals and extensions thereof. NewCo will own an approximate 35% voting interest in Interstate Hotels, LLC and be its sole managing member, and a subsidiary of the Patriot Companies will own an approximate 65% non-voting interest. Interstate Hotels, LLC will be the successor by merger to the current Interstate management entity and, consequently, will hold all of Interstate's primary management assets. It is currently anticipated that 191 hotels will be managed by NewCo, of which 36 are Marriott-branded hotels. This arrangement is intended to prevent Wyndham, a major competitor of Marriott, from directly or indirectly managing Marriott-branded hotels. The second principal subsidiary of NewCo, IHC II, LLC, will be the entity which enters into the submanagement arrangement with Marriott described above with respect to the Submanaged Hotels. NewCo will own a 99.99% interest in IHC II, LLC and be its sole managing member, and Marriott will own a 0.01% interest in IHC II, LLC which will give Marriott certain consent rights over modifications and terminations of the submanagement agreements with respect to the Submanaged Hotels. This arrangement is intended to insulate Marriott from managing hotels directly for Wyndham.

         The Patriot Companies expect to file an initial filing with the Securities and Exchange Commission with respect to the Spin-Off by early July 1998 (the "Initial SEC Filing") and


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complete the Spin-Off by the end of September 1998. Pursuant to the
Settlement Agreement, the Patriot Companies are required to file the Initial SEC Filing by the earlier of (i) 90 days following the effective date of the Interstate Merger (the "Effective Date"), or (ii) 120 days following the Settlement Agreement; and complete the Spin-Off within 180 days following June 2, 1998. If the Spin-Off is completed after 180 days following June 2, 1998, but within 240 days following June 2, 1998, Marriott will be entitled to receive 110% of the fees otherwise due under the submanagement agreements with respect to the Submanaged Hotels during the remaining term of such agreements. In the event that the Patriot Companies do not file the Initial SEC Filing by the required date or complete the Spin-Off by January 28, 1998, the Patriot Companies will be subject to additional penalties. These additional penalties include the right on the part of Marriott to purchase, subject to third-party consents, the Submanaged Hotels and the Status Quo Hotels from Patriot at their then appraised value. Moreover, the Patriot Companies, subject to any defenses they may have, would owe Marriott liquidated damages with respect to the Converted Hotels, the Submanaged Hotels and the Status Quo Hotels, and it is expected that Marriott would require third-party owners of the Patriot Companies' Marriott-branded hotels to choose an alternative manager for their hotels. As a result, each respective hotel would either: (i) lose the Marriott brand, at which time the Patriot Companies would have to compensate Marriott for any lost franchise fees or (ii) terminate the management contract with the Patriot Companies and enter into contracts with an alternative manager. The Patriot Companies would owe liquidated damages on any third-party Marriott-franchised hotel which chooses to convert its brand.

         The Settlement Agreement provides that the Patriot Companies and Marriott will send a letter to each third-party owner of a Marriott-branded hotel currently managed by Interstate outlining the terms of the settlement and the Spin-Off. The letter will also explain that if the Spin-Off does not occur by the required date, Marriott will consider the franchise agreement relating to the third-party owned hotel to be in default and the third-party owner will be required to find an operator to replace NewCo. Pursuant to the Settlement Agreement, the Patriot Companies agreed to provide Marriott with an indemnity, which protects Marriott in the event of any legal action by third-party owners objecting to the Interstate Merger or the Spin-Off.

         Marriott has agreed, as part of the Settlement Agreement, that it will not exercise any rights it claims to have under its agreements with third-party owners until January 28, 1999. If the Spin-Off has not occurred by such date, Marriott will be entitled to exercise any rights to which it is entitled, including the right to receive liquidated damages agreed to by Patriot in connection with the Settlement Agreement. If the Spin-Off occurs on or before January 28, 1999, Marriott will take no further action against Patriot with respect to such claims.

         NewCo will be a Maryland corporation and will initially have a nine member Board of Directors. Wyndham and Marriott will each have the right to elect two directors of NewCo until such time as the Patriot Companies, on the one hand, or Marriott, on the other hand, own less than 50% of the percentage of NewCo's shares of common stock owned by them immediately after the Spin-Off. In addition, prior to the consummation of the Spin-Off, the


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Patriot Companies and Marriott will attempt to mutually agree to an amendment to
NewCo's charter such that either Wyndham or Marriott will forfeit its seat on the Board of Directors of NewCo if the portfolio of hotels managed by the Patriot Companies or Marriott respectively fails a certain performance benchmark to be negotiated between Marriott and Patriot.

         It is anticipated that Mr. W. Thomas Parrington, Interstate's Chief Executive Officer, will continue in this capacity at NewCo and serve as a director of NewCo, pursuant to a one-year employment agreement.

         Pursuant to the Settlement Agreement, Patriot is required to ensure that NewCo has a minimum initial capitalization of at least $50 million, current assets at least equal to its current liabilities at the time of the Spin-Off and total indebtedness which does not generate annual debt service in excess of one-third of its earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") on a pro-forma basis. The Patriot Companies currently estimate the value of the portion of the third-party management business which will be spun-off to the Patriot Companies' shareholders to be approximately $70 million (or approximately 3.2% of the gross value of the Interstate Merger) and expect that NewCo will initially have no long-term debt. It is anticipated that the Spin-Off will be completed on a taxable basis. Accordingly, the receipt by the Patriot Companies' shareholders of NewCo shares will be treated as a taxable dividend. The tax to the Patriot Companies' shareholders, which otherwise would have been much larger, would be substantially reduced by the fact that the Patriot Companies will retain approximately 65% of the value of Interstate's existing third-party management business following the Spin-Off.

         Guaranties

         The Settlement Agreement requires a number of guaranties. NewCo is required to guarantee the performance of Interstate Hotels, LLC and IHC II, LLC. Patriot is required to guarantee the payment to Marriott by IHC II, LLC of certain fees in the event that certain Marriott franchise or management agreements are terminated and with respect to the performance by IHC II, LLC of certain obligations typical of an owner to a manager.

         The Voting Agreement

         The Settlement Agreement provides that Mr. Paul Nussbaum, Mr. James Carreker, and certain trusts and other entities affiliated with Messrs. Milton and David Fine (the "Inside Shareholders") will enter into a voting agreement with NewCo (the "Voting Agreement") at the time of the Spin-Off. The Voting Agreement will provide that the Inside Shareholders will vote their NewCo shares at any NewCo shareholder meeting in the same proportion as all other


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unaffiliated shareholders of NewCo vote, so long as the Inside Shareholders and a specified group of other NewCo shareholders (the "Other Shareholders"), consisting primarily of executive officers and directors of the Patriot Companies, collectively own more than 9.9% of NewCo's outstanding shares. In addition, in an effort to accommodate Marriott's desire that Patriot insiders own less than 9.9% of NewCo's outstanding common stock within 12 months following the Spin-Off, the Voting Agreement requires the Inside Shareholders to use reasonable efforts to sell or otherwise dispose of a sufficient number of NewCo shares within one year following the Spin-Off so that the ownership of the Inside Shareholders and the Other Shareholders of NewCo is less than 9.9% of NewCo's outstanding shares. To the extent the Inside Shareholders have not sold or dispose of a sufficient number of NewCo shares to get below the 9.9% level within one year following the Spin-Off, NewCo will have the right to elect to purchase from the Inside Shareholders the number of NewCo shares required so that the Inside Shareholders and the Other Shareholders will own, collectively, 9.9% of the outstanding NewCo shares at a per share price equal to the average closing price of the NewCo shares for the ten consecutive trading days immediately preceding the date NewCo gives the Insider Shareholders written notice of the intent to so purchase. Marriott has the right to require NewCo to purchase the shares in the event NewCo does not elect to do so.

The Fine Family Shareholders Options

         In connection with the Settlement Agreement, Patriot has entered into put and call option arrangements with respect to 5,000,000 paired shares of Patriot and Wyndham common stock (the "Paired Shares") that will be received by various family trusts and partnerships controlled by the Chairman of Interstate, Milton Fine, and members of his family (the "Fine Family Shareholders"). Patriot will have the right to purchase all or any portion of these shares for a period of 60 days, commencing on the Effective Date. If Patriot elects to purchase any of such Paired Shares, the purchase price will be the average per share closing price of the Paired Shares for the three business days ending on the Effective Date, less $3.00 plus one third of the increase in the market price of the Paired Shares, if any, from the Effective Date to the date Patriot so elects. If the Effective Date does not occur on or prior to June 2, 1998, the total number of Paired Shares subject to Patriot's call option will be reduced by 333,333 Paired Shares per day until the Effective Date. Patriot has granted to the Fine Family Shareholders a concurrent put option with respect to these 5,000,000 Paired Shares. If the Fine Family Shareholders elect to sell any of such Paired Shares to Patriot, the purchase price will be the market price of the Paired Shares on the date that the put option is exercised, less $7.00 plus one third of the increase in the market price of the Paired Shares, if any, from the Effective Date to the date the Fine Family Shareholders so elect.

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Item 7.  Financial Statements and Exhibits.


      Exhibit

 99.1              Press Release by Patriot American Hospitality, Inc.
*99.2              Settlement Agreement, dated May 27, 1998, by and among Marriott
                   International, Inc., Interstate Hotels Corporation, Interstate Hotels Company,
                   Patriot American Hospitality, Inc. and Wyndham International, Inc.
*99.3              Form Submanagement Agreement
*99.4              Form Amendment to Tyson's Corner Management Agreement
*99.5              Form Letter to Third-Party Owners
*99.6              Form Newco Charter
*99.7              Form Newco Bylaws
*99.8              Form IHC II, LLC Operating Agreement
*99.9              Form Interstate Hotels, LLC Operating Agreement
*99.10             Form Voting Agreement
*99.11             Form Owners Agreement
*99.12             Form Lease between Patriot and Wyndham
*99.13             Form Primary Management Agreement between Wyndham and IHC II, LLC
*99.14             Form Guarantee
*99.15             Form of Settlement Agreement (Fine)

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* To be filed by amendment.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                               PATRIOT AMERICAN HOSPITALITY, INC.


Dated: May 27, 1998            By: /s/ William W. Evans III
                                   -----------------------------
                                   Name: William W. Evans III
                                   Title: President and Chief Operating Officer



                               WYNDHAM INTERNATIONAL, INC.


                               By: /s/ William W. Evans III
                                   ------------------------------
                                   Name: William W. Evans III
                                   Title: Executive Vice President



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